EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 26, 1999 included in Registration Statement File Nos. 333-43475, 333-56821, 333-63471, 333-67755, 333-67757 and 333-68101. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



/s/Arthur Andersen LLP

Houston, Texas
March 30, 1999